Exhibit 10.2

The redacted information has been excluded because

it is both (i) not material and (ii) the type of information that the registrant customarily treats as private and confidential.

Nineteenth Amendment to the CheckFree APL Master Agreement

This Nineteenth Amendment (the “Amendment”) is entered into as of March 16, 2022, and is by and between Tegra118 Wealth Solutions, Inc. (“Vendor”) and AssetMark, Inc. (“Client”).  Vendor and Client shall be referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Vendor and Client, either directly or as successors-in-interest, are parties to the CheckFree APL Master Agreement dated June 23, 2006, as thereafter amended from time to time (the “Agreement”); and

WHEREAS, the Parties have agreed to amend the current term, and renew and further amend the Agreement as detailed more particularly in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

1.Term.  Section 1.1 of the Agreement is hereby amended and restated as follows:

“1.1The current term of the Agreement shall commence on March 1, 2022, and extend for a period of 3 years (the "Initial Term"). At the conclusion of the Initial Term, the Agreement shall automatically renew for a 1 year period (a "Renewal Term") upon the terms of the Agreement as amended by this Amendment for the Fixed Fees applicable during the March 1, 2024 – February 28, 2025 period, unless Client gives Vendor written notice at least 90 days prior to the expiration of the Initial Term advising that it has elected to opt out of this automatic renewal. After the fourth year, the Agreement shall automatically renew on each annual anniversary for a one-year term (each a “Renewal Term”) unless either Party gives the other Party written notice at least 90 days prior to the expiration of the then-current term advising that it has elected to opt out of this automatic renewal; or the Parties enter into an amendment governing a further renewal of the Agreement in which case such mutually executed amendment shall govern the terms of the renewal period.

2.System Fees.  Schedule 1 of the Agreement is hereby amended and restated by the attached Schedule

3.General Provisions

3.1Counterparts; Digital Execution.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one instrument.  The Parties agree that copies of this Amendment (including copies of any signatures) that are generated, reproduced, or transmitted via digital or electronic means (e.g., via DocuSign) will be equivalent to original documents.

3.2Order of Precedence.  In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

3.3Defined Terms.  Defined terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

3.4Currency.  All references to monetary or financial amounts shall be deemed references to United States Dollars.

Exhibit 10.2

The redacted information has been excluded because

it is both (i) not material and (ii) the type of information that the registrant customarily treats as private and confidential.

3.5Entire Agreement.  The Agreement as amended by this Amendment will henceforth be read together and will have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument. Except as expressly amended, modified, and supplemented hereby, the provisions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, authorized representatives of the Parties have executed this Amendment on the respective dates set forth below.

TEGRA118 WEALTH SOLUTIONS, INC.

By:/s/ Thomas F. Ryan_________________

Name:Thomas F. Ryan____________________

Title:SVP & General Counsel______________

Date:3/16/2022 | 12:53 PM EDT___________

ASSETMARK, INC.

By:/s/ Muk Mehta_____________________

Name:Muk Mehta________________________

Title:EVP & Chief Information Officer _______

Date:March 16, 2022_______ _____________

Exhibit 10.2

The redacted information has been excluded because

it is both (i) not material and (ii) the type of information that the registrant customarily treats as private and confidential.

Schedule 1

Client shall pay the following annual Fixed Fees for the first Five-Hundred and Fifty Thousand (550,000) Accounts of the Client (the “Maximum # of Accounts”) during the Initial Term:

Year	Dates	Fixed Fee
Year 1	March 1, 2022 – February 28, 2023	$[***] per annum
Year 2	March 1, 2023 – February 29, 2024	$[***] per annum
Year 3	March 1, 2024 – February 28, 2025	$[***] per annum

•

An “Account” is any open and trading account and does not include any Non-Trading Account, any Suspended Trading Account, and any Inactive Account. Non-Trading, Suspended and Inactive Accounts shall not count towards the Maximum # of Accounts and shall not be charged any fee; services for these accounts shall be provided as part of the Fixed Fee paid by Client. From the date upon which Vendor implements the newly recommended way of updating windows data for any Non-Trading Accounts, the definition of “Account” shall be expanded to include any Account being built into a windows trading environment.

•

For any month that the Client processes more than the Maximum # of Accounts through the System, the Client will be charged [***] cents ($0.[***]) per excess Account per month (the “Excess Account Fee”).

•	The annual Fixed Fee will be invoiced quarterly in advance in equal installments.

•	The Excess Account Fee, if any, will be invoiced quarterly in arrears.

•

Other than Navigator for which the current fees apply as specified in the October 3, 2013, Navigator Amendment to the Agreement, this annual System Fee is intended to be an all-inclusive fee for all services which Client currently receives under the Agreement.  If Client is provided new or additional services, including additional professional services under Section 1.10 or de-conversation services under Section 7, then they shall be at Vendor’s current rates.

•

If Client needs any additional test environment, such as the certification environment known as JACPAPL01, the parties mutually agree to determine cost and scope of such effort and memorialize such additional services via a separate SOW or separate amendment.

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